                            U.S. LEGAL SUPPORT, INC.

   EXHIBIT 11.1--COMPUTATION OF HISTORICAL AND SAB NO. 55 EARNINGS PER SHARE

                                 (IN THOUSANDS)

                                               HISTORICAL HISTORICAL SAB NO. 55
                                               ---------- ---------- ----------
                                                  SIX        SIX        SIX
                                                 MONTHS     MONTHS     MONTHS
                                                 ENDED      ENDED      ENDED
                                                JUNE 30,   JUNE 30,   JUNE 30,
                                                  1996       1997       1997
                                               ---------- ---------- ----------
PRIMARY:
  Weighted average common shares outstanding..    1,187      1,187      1,187
  Assumed conversion of preferred stock issued
   within one year of initial public
   offering...................................    1,743      1,743      1,743
  Net effect of dilutive stock options and
   convertible debt...........................      132        132        132
  Assumed issuance of stock to fund
   distribution to owner......................       --         --        333
                                                 ------     ------     ------
    Total primary shares......................    3,062      3,062      3,395
                                                 ======     ======     ======
  Net income..................................   $  228     $   26     $   26
                                                 ======     ======     ======
  Net income per share........................   $ 0.07     $ 0.01     $ 0.01
                                                 ======     ======     ======
FULLY DILUTED:
  Weighted average common shares outstanding..    1,187      1,187      1,187
  Assumed conversion of preferred stock issued
   within one year of initial public
   offering...................................    1,743      1,743      1,743
  Net effect of dilutive stock options and
   convertible debt...........................      132        132        132
  Assumed issuance of stock to fund
   distribution to owner......................       --         --        333
                                                 ------     ------     ------
    Total fully diluted shares................    3,062      3,062      3,395
                                                 ======     ======     ======
  Net income..................................   $  228     $   26     $   26
                                                 ======     ======     ======
  Net income per share........................   $ 0.07     $ 0.01     $ 0.01
                                                 ======     ======     ======